Exhibit 10.7(b)

Stock Appreciation Rights Agreement

The Company, desiring to afford you, [ Participant Name ], an opportunity to acquire shares of Cabot Oil & Gas Corporation Common Stock, par value $.10 per share (“Common Stock”), and to provide you with an added incentive as an employee or consultant of the Company or of one or more of its Subsidiaries, has established the following terms and conditions under which it has granted to you stock appreciation rights (“SARs”) under the Cabot Oil & Gas Corporation 2004 Incentive Plan (the “Plan”).  Each SAR will allow you to receive a number of shares of Common Stock during a specified term, subject to and upon the terms and conditions set forth herein.

1.                                      Specification of Date, Number of SARs, Grant Date Price, and Term.

(a)                                 The grant date of the SARs is [ February 16, 2012 ].

(b)                                 The number of SARs granted to you hereby is [ number of shares granted ], subject to adjustments under Section 15 of the Plan.

(c)                                  Subject to adjustments under Sections 6 and 8, the SARs first become exercisable (i) with respect to 33 1/3% of the total number of SARs, as of the first anniversary of the date of grant of the SARs; and (ii) with respect to an additional 33 1/3% of the total number of SARs, as of the second anniversary of the date of grant of the SARs; and (iii) with respect to the remaining 33 1/3% of the total number of SARs, as of the third anniversary of the date of grant of the SARs.

(d)                                 The grant date price per share applicable to the SARs (the “Grant Date Price”) is [ $35.18 ], subject to adjustments under Section 15 of the Plan.

(e)                                  The term of the SARs expires on [ February 16, 2019 ].  Upon the expiration of such term, the SARs shall expire and terminate and may not be exercised.

2.                                      Agreement.  By accepting the SARs and the benefits thereof, you represent and agree that you will abide by the terms of the Plan and such other terms and conditions as may be imposed by the committee appointed by the board of directors to administer the Plan (the “Committee”).

3.                                      Installment Provisions and Acceleration.  The SARs are not exercisable in any part until the earliest of the dates specified in this Paragraph and in Paragraphs 6 and 8 below.

The installments set forth in Paragraph 1(c) are cumulative, so that each matured installment or any portion thereof may be exercised at any time until the expiration or prior termination of the SARs.

Nothing contained in this section shall be interpreted in a way that permits you to exercise a number of SARs in excess of the number of SARs granted hereby and referred to in Paragraph 1(b).

4.                                      Method of Exercise.  The SARs may be exercised from time to time, in accordance with their terms, by written notice thereof signed and delivered by you or another person entitled to exercise the SARs to the Corporate Secretary of the Company at its principal executive office in Houston, Texas, or as it may hereafter be located, or to such brokerage firm, third-party agent or other person as may be designated by the Corporate Secretary from time to time.  Such notice shall state the number of SARs being exercised and the grant date of the SARs being exercised.

Promptly after receipt of such notice, the Company shall issue and deliver to you whole shares of Common Stock equal in number to the product of A multiplied by B and then divided by C, where A is the number of vested SARs exercised, B is the result of subtracting the Grant Date Price from the per-share Fair Market Value of the Common Stock prevailing at the time of exercise as defined by the Plan, and C is the per-share Fair Market Value of the Common Stock prevailing at the time of exercise as defined by the Plan.  Any fractional shares resulting from this calculation shall be valued at the per-share Fair Market Value of the Common Stock prevailing at the time of exercise as defined by the Plan and paid to you in cash if there is no withholding requirement as a result of the exercise; if there is a withholding requirement, said cash amount will be applied toward satisfying the withholding requirement.

Upon exercise of any of the SARs and at your election, the Company will withhold from the shares of Common Stock to be delivered shares with a Fair Market Value (as prescribed by the Plan) sufficient to satisfy all or a portion of any federal, state and local tax withholding requirements, or the person exercising the SARs may deliver to the Company cash sufficient to satisfy all or a portion of such tax withholding requirements.

5.                                      Transferability.  The SARs are not transferable by you, whether voluntarily, involuntarily or by operation of law or otherwise, except as provided in the Plan.  If any assignment, pledge, transfer, or other disposition, voluntary or involuntary, of the SARs shall be made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the SARs, then your right to the SARs shall immediately cease and terminate.

6.                                      Termination of Employment or Service.

(a)           If your employment is terminated by reason of retirement under an approved retirement program (“Retirement”) or Disability (as hereinafter defined), the SARs granted hereby, to the extent not previously exercised, shall become fully vested and exercisable on the date of such termination, irrespective of the limitations described in Paragraph 1(c), and you shall have the right to exercise the SARs at any time on or prior to the earlier of (i) the end of the 36 month period commencing on the day next following such termination and (ii) the expiration of the term of the SARs as set forth in Paragraph 1(e).  “Disability” as used herein shall mean sickness or injury that causes an individual to be unable to perform the duties of his regular job or termination or placement by the Company of the individual on medical leave of absence pursuant to a disability plan or program sponsored or maintained by the Company.  Notwithstanding the foregoing and in the case of a retirement, you must be an employee of the Company on September 30th of the year the award is granted in order to vest in the award.

(b)           If your employment is terminated for reasons other than as stated in 6(a) above, the SARs shall be exercisable by you only within 90 days after such termination, and only to the extent they were exercisable immediately prior to the date of termination; provided, however, that notwithstanding the foregoing, to the extent your termination of employment is involuntary and to the extent the SARs were exercisable immediately prior to such involuntary termination of employment, the Committee may, in its discretion, extend such 90 day period up to but not to exceed in the aggregate 36 months.

(c)           In the event of your death, the SARs granted hereby, to the extent not previously exercised, shall become fully vested and exercisable on the date of your death, irrespective of the limitations described in Paragraph 1(c), and your personal representatives, heirs, legatees or distributees shall have the right to exercise the SARs at any time on or prior to the earlier of (i) the end of the 36 month period commencing on the day next following the date of death and (ii) the expiration of the term of the SARs as set forth in Paragraph 1(e).

(d)           Anything contained in this Agreement to the contrary notwithstanding, (i) the SARs shall not be exercisable after the expiration date specified in Paragraph 1(e), hereof; and (ii) if you have the right to exercise the SARs but are not able to do so because of legal incapacity, then the exercise of such SARs may be accomplished through your duly authorized representative.

7.                                      Confidential Information and Non-Competition.  In consideration of (i) the Company disclosing and providing access to Confidential Information, as more fully described in Section 7(a) below, (ii) the grant by the Company of the SARs to provide an economic incentive to Employee to use Employee’s best efforts during his/her employment with the Company to advance the business and goodwill of the Company and in order to protect the Company’s interests in its Confidential Information and goodwill after the date hereof, and (iii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee, intending to be legally bound, hereby agrees as follows:

(a)           You hereby covenant and agree that at all times during your employment with the Company and for a period of twenty-nine (29) months after a termination of the your employment by reason of Retirement as provided in Paragraph 6, you will not, without the prior written consent of the Company’s chief legal officer, either directly or indirectly, for yourself or on behalf of or in conjunction with any other person, company, partnership, corporation or other entity, engage in any activities prohibited in the following subsections (1) through (3) of this Paragraph 7(a):

(1)           You shall not assist or directly or indirectly provide services, whether as a partner, employee, consultant, officer, director, manager, agent, associate, investor, or otherwise, to any person or entity which is at the time of such assistance or provision a “Competitor” of the Company.  For purposes of this Paragraph 7, the term “Competitor” means any person or entity that is engaged in the exploration and production of oil, gas or other hydrocarbons, the transportation thereof, any other midstream activities or the provision of oilfield services in any state or county/parish thereof in which the Company conducts business and/or has established business plans to conduct business activities within the twelve month period preceding your termination.

(2)  In order to assist you with your duties, the Company shall continue to provide you with access to confidential and proprietary information and other confidential information which is either information not known by actual or potential competitors, customers and third parties of the Company or is proprietary information of the Company (“Confidential Information”). Such Confidential Information shall include all non-public information you acquired as a result of your positions with the Company that might be of any value to a competitor of the Company. Examples of such Confidential Information include, without limitation, non-public information about the Company’s customers, suppliers, and potential acquisition targets; its business operations, structure and methods of operation; its services and pricing; its processes, machines and inventions; its research and know-how; its business planning and strategies; information maintained in its computer systems; devices, processes, compilations of information and records; and future business plans.  You agree that such Confidential Information remains confidential even if committed to your memory. You agree not to use, divulge, or furnish or make accessible to any third party, company, corporation or other organization (including but not limited to customers, competitors, or governmental agencies), without the Company’s prior written consent, any Confidential Information of the Company, except as necessary in performing your duties on behalf of the Company during your employment with the Company.  Your obligations under this Paragraph will not apply to the extent that (i) the disclosure of Confidential Information is required by applicable law; provided, however, that, prior to disclosing such Confidential Information, to the fullest extent practicable you must notify the Company thereof, which notice will include the basis upon which you believe the information is required to be disclosed, or (ii) information otherwise determined to be Confidential Information is or becomes generally available to the public or to persons generally knowledgeable in the Company’s industry without violation of this Agreement by you.

(3)  You agree that whenever your employment with the Company ends for any reason, (i) all documents containing or referring to the Company’s Confidential Information as may be in your possession, or over which you may have control, and all other property of the Company provided to you by the Company during the course of your employment with the Company will be returned to the Company immediately, with no request being required; and (ii) all Company computer and computer-related equipment and software, and all Company property, files, records, documents, drawings, specifications, lists, equipment and similar items relating to the business of the Company, whether prepared by you or otherwise, coming into your possession or control during the course of your employment shall remain the exclusive property of the Company, and shall be delivered by you to the Company immediately, with no request being required.

(b)           You specifically recognize and affirm that each of the covenants contained in Paragraphs 7(a)(1) through (3) of this Agreement is a material and important term of this Agreement which has induced the Company to provide for the award of the SARs granted hereunder, the disclosure of the Confidential Information referenced herein, and the other promises made by the Company herein.  You further agree that in the event that your employment is terminated by reasons of Retirement as provided in Paragraph 6 and thereafter (A) the Company determines that you have breached any term of Paragraphs 7(a) (1) through (3) or (B) all or any part of Paragraph 7(a) is held or found invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in any action between you and the Company, in addition to any other remedies at law or in equity the Company may have available to it, you shall lose the right to exercise any remaining SARs, and the remaining SARs shall be deemed forfeited effective as of the date (A) the Company determines that you have breached any term of Paragraphs 7(a) or (B) all or any part of Paragraph 7(a) is held or found invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between you and the Company.

(c)           You and the Company agree that the restrictions set forth in Paragraph 7(a) are reasonable, including the geographic area, duration as to time, and scope of activities restrained. You further agree that if any covenant contained in Paragraph 7(a) is found by a court of competent jurisdiction to contain limitations as to time, geographical area, or scope of activity that are not reasonable and impose a greater restraint than is necessary to protect the goodwill or other business interest of the Company, then the court shall reform the covenant to the extent necessary to cause the limitations contained in the covenant as to time, geographical area, and scope of activity to be restrained to be reasonable and to impose a restraint that is not greater than necessary to protect the goodwill and other business interests of the Company and to enforce the covenants as reformed.

(d)           The covenants made by you in this Paragraph 7 are considered independent of any other agreement, and you understand and agree that the fact that you may have a claim against the Company, whether predicated upon this Agreement or otherwise, is not a defense to enforcement of this Paragraph 7.

8.                                      Change in Control.  In the event of a Change in Control (as herein defined), the SARs granted hereby, to the extent not previously exercised, shall become fully vested and exercisable on the date of such Change in Control, irrespective of the limitations described in Paragraph 1(c), and shall remain exercisable throughout the term of the SARs.

For purposes of this Agreement, “Change in Control” shall mean:

(a)                                 The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of common stock of the Company (the

“Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (iv) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this definition; or

(b)                                 Individuals who, as of the date hereof, constitute the board of directors (“Board”) of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)                                  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common equity of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation, or the similar managing body of a non-corporate entity, resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)                                 Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than a liquidation or dissolution in connection with a transaction to which subsection (c) applies.

9.                                      Limitation.  You or any other person entitled to exercise the SARs shall be entitled to the privileges of stock ownership in respect of shares subject to the SARs only when such shares have been issued and delivered as fully paid shares upon exercise of the SARs in accordance with their terms.

10.                               Requirements of Law and of Stock Exchanges.  The issuance of shares upon the exercise of the SARs shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of such shares.  In addition, neither the Company nor any Subsidiary shall be required to issue or deliver any certificate or certificates upon exercise of the SARs prior to the admission of such shares to listing on any stock exchange on which shares of the same class are then listed.

By accepting the SARs, you represent and agree for yourself and your transferees by will or by the laws of descent and distribution or otherwise that unless a registration statement under the U.S. Securities Act of 1933 is in effect as to shares issued upon any exercise of the SARs, any and all shares so issued shall be acquired for investment and not for sale or distribution, and each notice of the exercise of any portion of the SARs shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for investment and not for sale or distribution. In the event the Company’s legal counsel shall, at the Company’s request, advise it that registration under the U.S. Securities Act of 1933 of the shares as to which the SARs are at the time being exercised is required prior to issuance thereof, neither the Company nor any Subsidiary shall be required to issue or deliver such shares unless and until such legal counsel shall advise that such registration has been completed or is not required.

11.                               Definition of Certain Terms.  The term “you,” and related terms such as “your” used in this Agreement refer to the individual whose name appears in the first paragraph of this Agreement.

12.                               Continued Employment and Future Grants.  Neither the grant of the SARs nor the other arrangements outlined herein give you the right to remain in the employ of or to continue to provide services to the Company or any Subsidiary or to be selected to receive similar or identical grants in the future.

13.                               Notices.  Notice or other communication to the Company with respect to this Agreement must be made in writing and delivered to: Corporate Secretary, Cabot Oil & Gas Corporation, at its principal business office.

14.                               Governing Law.  The SARs and this Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware.

15.                               Section 409A of the Code.  If any provision of this Agreement would result in the imposition of an excise tax under Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”), that provision will be reformed to avoid imposition of the excise tax, and no action taken to comply with Section 409A shall be deemed to impair a benefit under this Agreement.

16.                               Cabot Oil & Gas Corporation 2004 Incentive Plan.  The SARs are subject to, and the Company and you are bound by, all of the terms and conditions of the Plan as the same shall have been amended from time to time in accordance with the terms thereof.  Pursuant to such Plan, the Committee is authorized to adopt rules and regulations not inconsistent with the Plan and to take such action in the administration of the Plan as it shall deem proper.  A copy of the Plan in its present form is available for inspection at the Company’s principal office during business hours by you or any other persons entitled to exercise the SARs.

In Witness Whereof, this Stock Appreciation Rights Agreement has been executed as of the date first above written.

Company:

Cabot Oil & Gas Corporation

By:	/s/ Scott C. Schroeder
Scott C. Schroeder
Vice President, Chief Financial Officer
& Treasurer

Employee:

[ Participant Name ]